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                                                                       Exhibit 5




                         [ALLEN TELECOM INC. LETTERHEAD]





                                   May 4, 1998


McDara P. Folan, III
Vice President, Secretary & General Counsel



Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, DC  20549


         Re:      Allen Telecom Inc. 1992 Stock Plan, as amended and restated as
                  --------------------------------------------------------------
                  of May 1, 1998
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Ladies and Gentlemen:

         I have acted as counsel for Allen Telecom Inc., a Delaware corporation (the "Registrant"), in connection with the Allen Telecom Inc. 1992 Stock Plan, as amended and restated as of May 1, 1998 (the "Plan"). I have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon, I am of the opinion that the Registrant's Common Stock, $1.00 par value per share (the "Common Stock"), that may be issued or transferred and sold pursuant to the Plan and the authorized forms of Stock Option Agreements and Restricted Stock Agreements thereunder (the "Agreements") will be, when issued or transferred and sold in accordance with the Plan and such Agreements, duly authorized, validly issued, fully paid and nonassessable so long as the consideration received by the Company is at least equal to the par value of the Common Stock.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Registrant to effect registration of the Common Stock to be issued and sold pursuant to the Plan under the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ McDara P. Folan, III

                                          McDara P. Folan, III
                                          Vice President, Secretary and
                                          General Counsel